Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                   ARRAN2005

Arran Funding Limited - Series:            05-B

ABS - Credit Card - Bank, Closing Date:    December 15, 2005

As at:                                          April 18, 2006

                    RATING (S&P/Moodys/Fitch)        POOLFACTOR          PAY      NEXT PAY                     COUPON
TRANCHE   CURRENCY    ORIGINAL        CURRENT     ORIGINAL   CURRENT   FREQUENCY     DATE             BASIS                 CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1    USD     AAA /Aaa/AAA   AAA /Aaa/AAA     100%      100%     Quarterly   15 Jun 2006 3 Mth $ LIBOR       + 0.05%  4.96000%
Class A2    EUR     AAA /Aaa/AAA   AAA /Aaa/AAA     100%      100%      Monthly    15 May 2006 1 Mth EURIBOR       + 0.09%  2.72300%
Class A3    GBP     AAA /Aaa/AAA   AAA /Aaa/AAA     100%      100%     Quarterly   15 Jun 2006 3 Mth (pound) LIBOR + 0.09%  4.67219%
Class B3    GBP        A/A1/A         A/A1/A        100%      100%     Quarterly   15 Jun 2006 3 Mth (pound) LIBOR + 0.26%  4.84219%
Class C1    USD     BBB/Baa2/NR     BBB/Baa2/NR     100%      100%     Quarterly   15 Jun 2006 3 Mth $ LIBOR       + 0.40%  5.31000%
Class C3    GBP     BBB/Baa2/NR     BBB/Baa2/NR     100%      100%     Quarterly   15 Jun 2006 3 Mth (pound) LIBOR + 0.46%  5.04219%

             Scheduled start of Controlled Accumulation Period:    1 June, 2009
             Expected maturity:                                    15 December, 2010
             Legal final maturity:                                 15 December, 2012
             Structure:                                            Sr/sub Seq Pay
             Tax Election:                                         Debt
             Amort. Type:                                          Soft Bullet
             Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
             Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
             Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
             Trustee:                                              Bank of New York (The)
             Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance

Month end        Gross      Expense     Gross Charge    Excess        Excess       Transferor Interest
                Yield (%)   Rate (%)    Off Rate (%)   Spread (%)    Spread (%)             %             Min %
                                                                   Roll 1/4 Ave
Mar 31, 2006     20.15%      6.06%             7.25%      6.84%         6.76%             41.18%            6%
Feb 28, 2006     16.86%      5.11%             5.48%      6.27%          N/A              43.52%            6%
Jan 31, 2006     18.43%      5.49%             5.77%      7.16%          N/A              44.22%            6%
Dec 31, 2005     18.30%       N/A              5.77%       N/A           N/A              45.42%            6%

Note: Bonds were issued on 15th December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.

Delinquencies (Principal receivables which are 30 days or more past due)

                                           (% Pool)
              ------------------------------------------------------------------
Month end      30-59 days     60-89 days     90-179 days    180+ days     Total
---------      ----------     ----------     -----------    ---------     -----

Mar 31, 2006      1.25%          0.96%          2.27%          3.17%      7.65%
Feb 28, 2006      1.27%          0.92%          2.19%          3.07%      7.46%
Jan 31, 2006      1.21%          0.88%          2.15%          2.93%      7.17%
Dec 31, 2005      1.12%          0.88%          2.06%          2.82%      6.88%


Payment Rate

                    Payments                                     Pool balance
               -----------------------------                     ------------
Month End      Total ((pound)000)  Rate (%)                       (pound)000

Mar 31, 2006       1,302,500        24.99%                         4,996,352
Feb 28, 2006       1,071,000        20.31%                         5,212,805
Jan 31, 2006       1,239,187        23.00%                         5,272,903
Dec 31, 2005       1,200,032        22.34%                         5,386,670

Average Actual Balance:                          (pound) 1,078

Number of Accounts:                                  4,636,745

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 18th day of April, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business